A Strategic Combinaton of the Top Two Commercial Lenders
Creating the Only Super Regional Korean-American Bank in the U.S.

News Release

BBCN BANK RECEIVES REGULATORY APPROVALS FOR WILSHIRE BANK MERGER

LOS ANGELES - May 17, 2016 - BBCN Bancorp, Inc. (NASDAQ: BBCN) (“BBCN”) and Wilshire Bancorp, Inc. (NASDAQ: WIBC) (“Wilshire”) today jointly announced the receipt of approvals from all regulatory agencies required for closing the merger of equals between BBCN and Wilshire. The Federal Reserve Bank of San Francisco approved the proposed merger of Wilshire with and into BBCN. The Federal Deposit Insurance Corporation and California Department of Business Oversight, respectively, approved the proposed merger of Wilshire Bank, the bank subsidiary of Wilshire, with and into BBCN Bank, the bank subsidiary of BBCN.

The proposed mergers of BBCN and Wilshire, and BBCN Bank and Wilshire Bank, remain subject to the votes of the BBCN and Wilshire shareholders at their respective annual meetings of shareholders, and the satisfaction of other customary closing conditions. The respective Boards of Directors of BBCN and Wilshire have previously approved the transaction. On an unaudited pro forma basis as of March 31, 2016, the combined organization would have total assets of $13.1 billion, total loans receivable of $10.1 billion and total deposits of $10.3 billion.

“We thank all three agencies for their regulatory approvals of this transaction, and we look forward to our ongoing partnership with them as we proactively prepare to cross the $10 billion threshold.” said BBCN’s Chairman and Chief Executive Officer Kevin S. Kim, who will continue as President and Chief Executive Officer of the combined bank. “We anticipate completing and filing the registration statement and joint proxy statement and prospectus in the coming week, and now expect to complete the merger early in the third quarter of this year.”

“We are very pleased to have received the requisite regulatory approvals to close this transformational merger that will create the only super regional Korean-American Bank in the nation,” said Wilshire’s Chairman of the Board Steven S. Koh, who, as previously announced, will continue as Chairman of the combined company. “We believe the combination of BBCN and Wilshire will lead to tremendous long-term benefits for all of our customers, employees, communities and shareholders.”

As previously announced, Wilshire shareholders will receive 0.7034 shares of BBCN common stock in exchange for each share of Wilshire common stock. The exchange ratio is fixed and the transaction is intended to qualify as a tax-free reorganization for Wilshire shareholders.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $8.1 billion in assets as of March 31, 2016. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

About Wilshire Bancorp, Inc.

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 35 branch offices in California, Texas, Alabama, Georgia, New Jersey, and New York. Wilshire Bancorp also operates six loan production offices of which four are utilized primarily for the origination of loans under the Small Business Administration lending program located in California, Colorado, Georgia, and Washington, and two that are utilized primarily for the origination of residential mortgage loans located in California. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. For more information, please go to www.wilshirebank.com.

Additional Information and Where to Find It

In connection with the proposed merger, BBCN Bancorp, Inc. has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus of BBCN Bancorp, Inc. and Wilshire Bancorp, Inc., as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the registration statement, the preliminary joint proxy statement/prospectus regarding the merger, the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the preliminary joint proxy statement/prospectus, as well as other filings containing information about BBCN Bancorp and Wilshire Bancorp at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from BBCN at www.BBCNbank.com in the “Investor Relations” section under the “About” tab, or from Wilshire Bancorp at www.wilshirebank.com in the “Investor Relations” section under the “About Wilshire Bank” tab.

Participants in Solicitation

BBCN Bancorp, Wilshire Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning BBCN Bancorp’s participants is set forth in the proxy statement, dated May 1, 2015, and supplemental proxy materials, dated May 20, 2015, for BBCN Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on Schedules 14A. Information concerning Wilshire Bancorp’s participants is set forth in the proxy statement, dated April 9, 2015, for Wilshire Bancorp’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of BBCN Bancorp and Wilshire Bancorp in the solicitation of proxies in respect of the merger are included in the registration statement and preliminary joint proxy statement/prospectus filed with the SEC.

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between BBCN Bancorp and Wilshire Bancorp, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of BBCN Bancorp and Wilshire Bancorp. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of BBCN Bancorp, Wilshire Bancorp and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of the shareholders of both BBCN Bancorp and Wilshire Bancorp, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. Until the proposed merger becomes effective, the FDIC has the right to alter, suspend or withdraw its approval should any interim development be deemed to warrant such action. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating BBCN Bancorp and Wilshire Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to BBCN Bancorp’s Form 10-K for the year ended December 31, 2015, as amended, and Wilshire Bancorp’s Form 10-K for the year ended December 31, 2015, as amended, as well as other filings made by BBCN Bancorp and Wilshire Bancorp with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, BBCN Bancorp and Wilshire Bancorp disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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Contacts:

For BBCN Bancorp:	For Wilshire Bancorp:
Angie Yang	Alex Ko
SVP, Director of IR & Corporate Communications	EVP & Chief Financial Officer
213-251-2219	213-427-6560
angie.yang@BBCNbank.com	alex.ko@WilshireBank.com